UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C., 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported): 03/23/2006

CONSTAR INTERNATIONAL INC.

(Exact Name of Registrant as Specified in its Charter)

Commission File Number: 000-16496

Delaware	13-1889304
(State or Other Jurisdiction Of Incorporation or Organization)	(I.R.S. Employer Identification No.)

One Crown Way

Philadelphia, PA 19154-4599

(Address of Principal Executive Offices, Including Zip Code)

215.552.3700

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04	Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.

On March 24, 2006, Constar International Inc. (the “Registrant”) sent a notice (“Notice”) to its directors and executive officers informing them that the Constar, Inc. 401(k) Retirement Savings Plan (the “Plan”) will be changing its recordkeeping service provider to Wells Fargo Bank, N.A. The Notice states that, as a result of this change, Plan participants will temporarily be unable to buy, sell, or otherwise acquire, transfer or dispose of shares of common stock of the Registrant. The Notice further states that directors and executive officers are prohibited from directly or indirectly purchasing, selling, or otherwise acquiring or transferring any equity security of the Registrant during the entire period that participant transactions are restricted under the Plan (the “blackout period”). The blackout period is expected to begin on March 30, 2006 and end some time during the week of April 16, 2006—April 22, 2006. During the blackout period, and for a period of two years after the last day of the blackout period, interested persons may obtain, without charge, the actual ending date of the blackout period by contacting Jerry Gunderson at Constar International Inc. via telephone at (215) 552-3728 (the call may be collect) or via email at jgunderson@constar.net.

The Notice was provided pursuant to Section 306(a) of the Sarbanes-Oxley Act of 2002. The Registrant received the notice required by section 101(i)(2)(E) of the Employment Retirement Income Security Act of 1974, as amended, on March 23, 2006.

A copy of the notice provided to the Registrant’s directors and executive officers is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

99.1	Notice

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSTAR INTERNATIONAL INC.

Date: March 24, 2006	By:	/s/ Walter S. Sobon
Walter S. Sobon
Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

EX-99.1	Notice